Exhibit 99.1

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

1 of 14

OCTOBER 29, 2018	GERMAN AMERICAN BANCORP, INC. (GABC)
REPORTS RECORD QUARTERLY EARNINGS

Jasper, Indiana: October 29, 2018 -- German American Bancorp, Inc. (NASDAQ: GABC) reported quarterly earnings of $12.6 million, or $0.55 per share, in the third quarter of 2018. This record level of quarterly earnings performance was an increase of approximately $1.5 million, or 15% on a per share basis, over second quarter 2018 net income of $11.1 million, or $0.48 per share, and an increase of approximately $3.0 million, or 31% on a per share basis, relative to the Company’s third quarter 2017 net income of $9.7 million, or $0.42 per share.

On a year-to-date basis, reported earnings for the first nine months of 2018 were $35.6 million, or $1.55 per share, which represents an increase of approximately $6.5 million, or 22% on a per share basis, from the first nine months of 2017 net income of $29.1 million, or $1.27 per share. 2018 reported earnings were inclusive of $1.5 million in acquisition-related expenses, of which $396,000 (approximately $317,000, or $0.01 per share, on an after-tax basis) were recorded in the third quarter, with the remaining $1.1 million (approximately $867,000, or $0.04 per share, on an after-tax basis) incurred in the first half of 2018. These acquisition-related expenses were associated with the five-branch acquisition in the Columbus and Greensburg, Indiana markets that closed on May 18, 2018 and the merger with First Security, Inc. of Owensboro, Kentucky that closed on October 15, 2018.

2018 third quarter record financial performance, relative to that of the prior quarter of this year and the same quarter last year, was largely attributable to increased net interest income, which was driven by the Company’s double-digit increases, on an annualized basis, in the level of average loans outstanding. Average loans outstanding during the third quarter of 2018 was $2.319 billion, which was an increase of $88.7 million, or 16% on an annualized basis, relative to the average loans outstanding during the second quarter of 2018. Relative to the average loans in the third quarter of 2017, the current quarter average loans represented an increase of $260.2 million, or 13%. These increases in average loans outstanding were driven by organic loan growth from the Company’s existing branch footprint and from the growth related to the branch acquisition the Company completed during the second quarter.

2018 third quarter, second quarter and year-to-date reported net income and earnings per share were also positively impacted by the federal income tax reform legislation, which reduced the Company’s corporate federal income tax statutory rate of 35% to 21% effective January 1, 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

2 of 14

Commenting on German American’s record quarterly performance, Mark A. Schroeder, German American’s Chairman & CEO, stated, "The record earnings performance achieved in the third quarter was a direct result of the combined organic and acquisition growth in deposits, loans, and total assets that our Company has achieved throughout the past year. We are very encouraged about our prospects for continued growth in the future based on the economic strength within our existing Southern Indiana markets. Furthermore, we successfully completed, earlier this month, the previously announced pending merger transaction with Owensboro, Kentucky based First Security, Inc., which expands German American’s footprint into Bowling Green, Lexington and Owensboro, three of the most economically vibrant markets in the Commonwealth of Kentucky. This combination of First Security and German American will elevate German American’s consolidated total assets to nearly $4.0 billion, with a projected total loan portfolio of approximately $2.8 billion and total deposit balances of approximately $3.0 billion. We welcome the communities, customers, employees and shareholders of First Security to the German American family of community banks, and look forward to further enhancing our relationships with all these stakeholders.”

The Company also announced its Board of Directors declared a regular quarterly cash dividend of $0.15 per share, which will be payable on November 20, 2018 to shareholders of record as of November 10, 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

3 of 14

Balance Sheet Highlights

Total assets for the Company increased to $3.364 billion at September 30, 2018, representing an increase of $19.2 million, or 2% on an annualized basis, compared with June 30, 2018 and an increase of $290.9 million, or 9%, compared with September 30, 2017. The increase in total assets compared to the prior year was driven by the acquisition of a five-branch network in the Columbus and Greensburg, Indiana markets as well as organic loan growth.

At September 30, 2018, total loans increased $18.3 million, or 3% on an annualized basis, compared with June 30, 2018 and increased $250.5 million, or 12%, compared with September 30, 2017. At September 30, 2018, the loans acquired as a part of the branch acquisition which closed during May 2018, totaled $112.9 million. At September 30, 2018, total loans, excluding those acquired as a part of the branch acquisition, increased $136.7 million, or 7%, compared with September 30, 2017.

The increase in total loans during the third quarter of 2018 compared with the second quarter of 2018 was driven by an increase of approximately $9.6 million, or 7% on an annualized basis, of commercial and industrial loans, a decline of $571,000, or less than 1% on an annualized basis, of commercial real estate loans, an increase of $6.2 million, or 7% on an annualized basis, of agricultural loans and an increase of $3.0 million, or 3% on annualized basis, of retail loans.

End of Period Loan Balances	9/30/2018	6/30/2018	9/30/2017
(dollars in thousands)

Commercial & Industrial Loans	$527,938	$518,299	$474,917
Commercial Real Estate Loans	985,915	986,486	898,752
Agricultural Loans	358,543	352,308	327,026
Consumer Loans	247,861	241,315	209,537
Residential Mortgage Loans	219,916	223,437	179,481
	$2,340,173	$2,321,845	$2,089,713

Non-performing assets totaled $8.6 million at September 30, 2018 compared to $9.5 million of non-performing assets at June 30, 2018 and $10.2 million at September 30, 2017. Non-performing assets represented 0.26% of total assets at September 30, 2018 compared to 0.28% of total assets at June 30, 2018 and 0.33% of total assets at September 30, 2017. Non-performing loans totaled $8.5 million at September 30, 2018 compared to $9.5 million at June 30, 2018 and $9.7 million at September 30, 2017. Non-performing loans represented

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

4 of 14

0.36% of total loans at September 30, 2018 compared to 0.41% at June 30, 2018 and 0.46% at September 30, 2017.

Non-performing Assets
(dollars in thousands)
	9/30/2018	6/30/2018	9/30/2017
Non-Accrual Loans	$8,428	$8,953	$9,177
Past Due Loans (90 days or more)	69	534	474
Total Non-Performing Loans	8,497	9,487	9,651
Other Real Estate	100	40	568
Total Non-Performing Assets	$8,597	$9,527	$10,219

Restructured Loans	$122	$123	$152

The Company’s allowance for loan losses totaled $16.1 million at September 30, 2018 compared to $15.6 million at June 30, 2018 and $15.3 million at September 30, 2017. The allowance for loan losses represented 0.69% of period-end loans at September 30, 2018 compared with 0.67% of period-end loans at June 30, 2018 and 0.73% of period-end loans at September 30, 2017. From time to time, the Company has acquired loans through bank and branch acquisitions with the most recent being a branch acquisition in the second quarter of 2018. Under acquisition accounting treatment, loans acquired are recorded at fair value which includes a credit risk component, and therefore the allowance on loans acquired is not carried over from the seller. The Company held a net discount on acquired loans of $9.0 million as of September 30, 2018, $9.6 million at June 30, 2018 and $8.0 million at September 30, 2017.

Total deposits increased $39.4 million, or 6% on an annualized basis, as of September 30, 2018 compared with June 30, 2018 and increased $216.3 million, or 9%, compared with September 30, 2017. The increase in total deposits as of September 30, 2018 compared with September 30, 2017 was largely driven by the previously discussed branch acquisition. At September 30, 2018, the deposits acquired as a part of the branch acquisition totaled approximately $132.1 million.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

5 of 14

End of Period Deposit Balances	9/30/2018	6/30/2018	9/30/2017
(dollars in thousands)

Non-interest-bearing Demand Deposits	$634,421	$629,724	$589,315
IB Demand, Savings, and MMDA Accounts	1,605,818	1,611,583	1,454,073
Time Deposits < $100,000	189,405	190,179	204,946
Time Deposits > $100,000	211,203	169,954	176,238
	$2,640,847	$2,601,440	$2,424,572

Results of Operations Highlights – Quarter ended September 30, 2018

Net income for the quarter ended September 30, 2018 totaled $12,639,000, or $0.55 per share, an increase of 15% on a per share basis compared with second quarter 2018 net income of $11,097,000, or $0.48 per share, and an increase of 31% on a per share basis compared with the third quarter 2017 net income of $9,660,000, or $0.42 per share.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

6 of 14

Summary Average Balance Sheet
(Tax-equivalent basis / dollars in thousands)
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30, 2018			June 30, 2018			September 30, 2017

	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate	Principal Balance	Income/ Expense	Yield/ Rate
Assets
Federal Funds Sold and Other
Short-term Investments	$20,745	$101	1.94%	$12,939	$54	1.68%	$13,543	$46	1.38%
Securities	755,793	5,826	3.08%	751,367	5,758	3.07%	748,754	5,872	3.14%
Loans and Leases	2,318,657	28,240	4.84%	2,229,972	26,394	4.75%	2,058,453	23,358	4.51%
Total Interest Earning Assets	$3,095,195	$34,167	4.39%	$2,994,278	$32,206	4.31%	$2,820,750	$29,276	4.13%

Liabilities
Demand Deposit Accounts	$636,989			$625,158			$572,204
IB Demand, Savings, and
MMDA Accounts	$1,617,768	$2,028	0.50%	$1,560,838	$1,597	0.41%	$1,447,693	$1,117	0.31%
Time Deposits	425,783	1,507	1.40%	417,585	1,251	1.20%	382,827	842	0.87%
FHLB Advances and Other Borrowings	257,460	1,392	2.14%	238,775	1,216	2.04%	246,698	1,110	1.79%
Total Interest-Bearing Liabilities	$2,301,011	$4,927	0.85%	$2,217,198	$4,064	0.74%	$2,077,218	$3,069	0.59%

Cost of Funds			0.63%			0.54%			0.43%
Net Interest Income		$29,240			$28,142			$26,207
Net Interest Margin			3.76%			3.77%			3.70%

During the quarter ended September 30, 2018, net interest income totaled $28,548,000, which represented an increase of $1,079,000, or 4%, from the quarter ended June 30, 2018 net interest income of $27,469,000 and an increase of $3,631,000, or 15%, compared with the quarter ended September 30, 2017 net interest income of $24,917,000. The increased level of net interest income during the third quarter of 2018 compared with the both the second quarter of 2018 and third quarter of 2017 was driven primarily by a higher level of average earning assets. Also contributing to the increased net interest income during the third quarter of 2018 compared with the third quarter of 2017 was an improvement in the tax equivalent net interest margin. The increased level of average earning assets in the third quarter of 2018, compared with the second quarter of 2018, was driven by organic loan growth from the Company's existing branch footprint of $30.3 million combined with growth related to the branch acquisition of $58.4 million which was completed during May 2018. The $30.3 million of average organic loan growth equated to approximately 6% annualized growth during third quarter of 2018, compared with the second quarter of 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

7 of 14

The tax equivalent net interest margin for the quarter ended September 30, 2018 was 3.76% compared with 3.77% in the second quarter of 2018 and 3.70% in the third quarter of 2017. The lower federal income tax rates during 2018 had an approximately 9 basis point negative impact on the Company's net interest margin in both the second and third quarters of 2018 compared with 2017. The improvement in the net interest margin, excluding the impact of the lower federal tax rates, during third quarter of 2018 compared to both comparative periods was related to the positive impact on earning asset yields caused by the continued increase in short-term market interest rates partially offset by an increased cost of funds also related to the increased short-term interest rates.

Accretion of loan discounts on acquired loans contributed approximately 8 basis points to the net interest margin on an annualized basis in the third quarter of 2018, 7 basis points in the second quarter of 2018, and 5 basis points in the third quarter of 2017.

During the quarter ended September 30, 2018, the Company recorded a provision for loan loss of $500,000 compared with a provision for loan loss of $1,220,000 in the second quarter of 2018 and $250,000 in the third quarter of 2017. The provision during all periods was done in accordance with the Company's standard methodology for determining the adequacy of its allowance for loan loss.

During the quarter ended September 30, 2018, non-interest income totaled $8,963,000, an increase of $81,000, or 1%, compared with the quarter ended June 30, 2018, and an increase of $688,000, or 8%, compared with the third quarter of 2017.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

8 of 14

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Income	9/30/2018	6/30/2018	9/30/2017
(dollars in thousands)

Trust and Investment Product Fees	$1,585	$1,677	$1,301
Service Charges on Deposit Accounts	1,858	1,643	1,608
Insurance Revenues	1,827	1,696	1,728
Company Owned Life Insurance	251	260	317
Interchange Fee Income	1,847	1,714	1,186
Other Operating Income	639	913	608
Subtotal	8,007	7,903	6,748
Net Gains on Loans	866	905	952
Net Gains on Securities	90	74	575
Total Non-interest Income	$8,963	$8,882	$8,275

Trust and investment product fees declined $92,000, or 5%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $284,000, or 22%, compared with the third quarter of 2017. The increase in the third quarter of 2018 compared with the third quarter of 2017 was largely attributable to increased assets under management in the Company's wealth advisory group.

Service charges on deposit accounts increased $215,000, or 13%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $250,000, or 16%, compared with the third quarter of 2017. The increase during the third quarter of 2018 compared with both the second quarter of 2018 and third quarter of 2017 was positively impacted by the five-branch acquisition completed during May 2018.

Interchange fees increased $133,000, or 8%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $661,000, or 56%, compared with the third quarter of 2017. The increase during the third quarter of 2018 compared with the second quarter of 2018 was largely attributable to increased card utilization by customers and the second quarter branch acquisition. The increase during the third quarter of 2018 compared with the third quarter of 2017 was attributable to increased card utilization by customers, the branch acquisition and also attributable to the adoption of the new revenue recognition standard effective January 1, 2018. While the adoption of the standard did not have a significant impact on the Company's financial results, the recording of revenue gross versus net of certain expenses, in accordance with the standard, did result in the reclassification of some expenses associated with the interchange fee revenue during the first first nine months of 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

9 of 14

Other operating income declined $274,000, or 30%, during the quarter ended September 30, 2018 compared with the second quarter of 2018 and increased $31,000, or 5%, compared with the third quarter of 2017. The decline in the third quarter of 2018 compared with the second quarter of 2018 was largely attributable to a decline in merchant card services revenue related to a non-recurring incentive payment received during the second quarter of 2018.

During the quarter ended September 30, 2018, non-interest expense totaled $21,576,000, a decline of $132,000, or 1%, compared with the quarter ended June 30, 2018, and an increase of $1,805,000, or 9%, compared with the third quarter of 2017. The third quarter of 2018 included a full quarter of operating expenses for the five-branch acquisition completed during the second quarter of 2018. The third quarter of 2018 included acquisition-related expenses of a non-recurring nature of approximately $396,000 (approximately $317,000 or $0.01 per share, on an after tax basis) while the second quarter of 2018 included acquisition-related expenses of approximately $904,000 (approximately $727,000 or $0.03 per share, on an after-tax basis) for the five-branch acquisition that closed on May 18, 2018 and the acquisition of First Security, Inc. that closed on October 15, 2018.

	Quarter Ended	Quarter Ended	Quarter Ended
Non-interest Expense	9/30/2018	6/30/2018	9/30/2017
(dollars in thousands)

Salaries and Employee Benefits	$12,134	$12,019	$11,570
Occupancy, Furniture and Equipment Expense	2,738	2,527	2,372
FDIC Premiums	324	238	241
Data Processing Fees	1,309	1,398	1,067
Professional Fees	793	1,361	551
Advertising and Promotion	851	857	1,315
Intangible Amortization	430	306	230
Other Operating Expenses	2,997	3,002	2,425
Total Non-interest Expense	$21,576	$21,708	$19,771

Salaries and benefits increased $115,000, or 1%, during the quarter ended September 30, 2018 compared with the second quarter of 2018 and increased $564,000, or 5%, compared with the third quarter of 2017. The increase in salaries and benefits during the third quarter of 2018 compared with both the second quarter of

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

10 of 14

2018 and the third quarter of 2017 was primarily attributable to an increased number of full-time equivalent employees.

Occupany, furniture and equipment expense increased $211,000, or 8%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $366,000, or 15%, compared to the third quarter of 2017. The increase during the third quarter of 2018 compared to both the second quarter of 2018 and the third quarter of 2017 was primarily due to operating costs related to the acquisition of the five banking branches in the Columbus and Greensburg, Indiana markets as well as other facilities the Company has placed into service over the past twelve months.

Data processing fees declined $89,000, or 6%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $242,000, or 23%, compared to the third quarter of 2017. The decline during the third quarter of 2018 compared with the second quarter of 2018 was driven by a lower level of conversion-related costs associated with the aforementioned branch acquisition. The higher level of costs during the third quarter of 2018 compared with the third quarter of 2017 was primarily attributable to costs associated with merger and acquisition activity during 2018 and overall growth of the Company.

Professional fees declined $568,000, or 42%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $242,000, or 44%, compared to the third quarter of 2017. The decline during the third quarter of 2018 compared to the second quarter of 2018 was was largely related to a lower level of professional fees associated with the previously discussed merger and acquisition activity of the Company. The increase during the third quarter of 2018 compared with the third quarter of 2017 was due to professional fees related to merger and acquisition activity during 2018, while there were no professional fee costs for acquisitions during the third quarter of 2017.

Advertising and promotion expense declined $6,000, or less than 1%, during the third quarter of 2018 compared with the second quarter of 2018 and declined $464,000, or 35%, compared to the third quarter of 2017. The decline in the third quarter of 2018 compared to the third quarter of 2017 was primarily related to the donation of a former branch facility to a municipality in one of the Company's market areas during the third quarter of 2017.

Intangible amortization increased $124,000, or 41%, during the quarter ended September 30, 2018 compared with the second quarter of 2018 and increased $200,000, or 87%, compared with the third quarter of 2017. The increase in intangible amortization was attributable to the previously discussed branch acquisition completed during the second quarter of 2018.

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

11 of 14

Other operating expenses declined $5,000, or less than 1%, during the third quarter of 2018 compared with the second quarter of 2018 and increased $572,000, or 24%, compared with the third quarter of 2017. The increase in the third quarter of 2018 compared with the third quarter of 2017 was largely attributable to the adoption of the revenue recognition standard effective January 1, 2018 and the reclassification of expense as previously discussed.

The Company’s effective income tax rate was 18.1% during the three months ended September 30, 2018 compared with an effective tax rate of 17.3% during the second quarter of 2018 and 26.7% during the third quarter of 2017. The Company's effective tax rate and provision for income tax was positively impacted during the first three quarters of 2018 by the reduction of federal income tax rates from a statutory rate of 35% to 21% effective January 1, 2018 related to the federal tax reform legislation enacted during the fourth quarter of 2017.

About German American
German American Bancorp, Inc. is a NASDAQ-traded (symbol: GABC) bank holding company based in Jasper, Indiana. Following the merger and planned merger integration of First Security, Inc., German American, through its banking subsidiary German American Bank, will operate 66 banking offices in 20 contiguous southern Indiana counties and five counties in Kentucky. The Company also owns an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.).

NEWS RELEASE

For additional information, contact:
Mark A Schroeder, Chairman & Chief Executive Officer of German American Bancorp, Inc.
Bradley M Rust, Executive Vice President/CFO of German American Bancorp, Inc.
(812) 482-1314

12 of 14

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that, by their nature, forward-looking statements are based on assumptions and are subject to risks, uncertainties, and other factors. Actual results and experience could differ materially from the anticipated results or other expectations expressed or implied by these forward-looking statements as a result of a number of factors, including but not limited to, those discussed in this press release. Factors that could cause actual experience to differ from the expectations expressed or implied in this press release include the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates; changes in competitive conditions; the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies; changes in customer borrowing, repayment, investment and deposit practices; changes in fiscal, monetary and tax policies; changes in financial and capital markets; potential deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration; capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities; risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations; factors driving impairment charges on investments; the impact, extent and timing of technological changes; potential cyber-attacks, information security breaches and other criminal activities; litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future; actions of the Federal Reserve Board; changes in accounting principles and interpretations; the expected impact of U.S. tax regulations passed in December 2017; potential increases of federal deposit insurance premium expense, and possible future special assessments of FDIC premiums, either industry wide or specific to the Company’s banking subsidiary; actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms; impacts resulting from possible amendments or revisions to the Dodd-Frank Act and the regulations promulgated thereunder, or to Consumer Financial Protection Bureau rules and regulations; the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and other risk factors expressly identified in the Company’s filings with the United States Securities and Exchange Commission. Such statements reflect our views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements. It is intended that these forward-looking statements speak only as of the date they are made. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Balance Sheets

	September 30, 2018	June 30, 2018	September 30, 2017
ASSETS
Cash and Due from Banks	$50,980	$60,244	$44,804
Short-term Investments	14,604	11,038	9,758
Investment Securities	739,980	739,834	741,710

Loans Held-for-Sale	9,178	9,552	8,484

Loans, Net of Unearned Income	2,336,625	2,318,510	2,086,325
Allowance for Loan Losses	(16,051)	(15,637)	(15,321)
Net Loans	2,320,574	2,302,873	2,071,004

Stock in FHLB and Other Restricted Stock	13,048	13,048	13,048
Premises and Equipment	69,267	66,641	51,355
Goodwill and Other Intangible Assets	65,548	65,978	56,378
Other Assets	80,590	75,336	76,348
TOTAL ASSETS	$3,363,769	$3,344,544	$3,072,889

LIABILITIES
Non-interest-bearing Demand Deposits	$634,421	$629,724	$589,315
Interest-bearing Demand, Savings, and Money Market Accounts	1,605,818	1,611,583	1,454,073
Time Deposits	400,608	360,133	381,184
Total Deposits	2,640,847	2,601,440	2,424,572

Borrowings	327,039	354,803	261,941
Other Liabilities	19,760	17,761	25,751
TOTAL LIABILITIES	2,987,646	2,974,004	2,712,264

SHAREHOLDERS' EQUITY
Common Stock and Surplus	189,195	188,885	187,917
Retained Earnings	204,188	194,994	169,859
Accumulated Other Comprehensive Income (Loss)	(17,260)	(13,339)	2,849
SHAREHOLDERS' EQUITY	376,123	370,540	360,625

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$3,363,769	$3,344,544	$3,072,889

END OF PERIOD SHARES OUTSTANDING	22,968,078	22,967,898	22,930,017

TANGIBLE BOOK VALUE PER SHARE (1)	$13.52	$13.26	$13.27

(1) Tangible Book Value per Share is defined as Total Shareholders' Equity less Goodwill and Other Intangible Assets divided by End of Period Shares Outstanding.

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

Consolidated Statements of Income

	Three Months Ended			Nine Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
INTEREST INCOME
Interest and Fees on Loans	$28,148	$26,308	$23,182	$78,406	$68,046
Interest on Short-term Investments	101	54	46	211	100
Interest and Dividends on Investment Securities	5,226	5,171	4,758	15,536	14,274
TOTAL INTEREST INCOME	33,475	31,533	27,986	94,153	82,420

INTEREST EXPENSE
Interest on Deposits	3,535	2,848	1,959	8,666	5,028
Interest on Borrowings	1,392	1,216	1,110	3,860	2,937
TOTAL INTEREST EXPENSE	4,927	4,064	3,069	12,526	7,965

NET INTEREST INCOME	28,548	27,469	24,917	81,627	74,455
Provision for Loan Losses	500	1,220	250	2,070	1,100
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	28,048	26,249	24,667	79,557	73,355

NON-INTEREST INCOME
Net Gain on Sales of Loans	866	905	952	2,421	2,598
Net Gain on Securities	90	74	575	434	575
Other Non-interest Income	8,007	7,903	6,748	24,482	21,087
TOTAL NON-INTEREST INCOME	8,963	8,882	8,275	27,337	24,260

NON-INTEREST EXPENSE
Salaries and Benefits	12,134	12,019	11,570	36,279	34,474
Other Non-interest Expenses	9,442	9,689	8,201	27,460	23,329
TOTAL NON-INTEREST EXPENSE	21,576	21,708	19,771	63,739	57,803

Income before Income Taxes	15,435	13,423	13,171	43,155	39,812
Income Tax Expense	2,796	2,326	3,511	7,606	10,757

NET INCOME	$12,639	$11,097	$9,660	$35,549	$29,055

BASIC EARNINGS PER SHARE	$0.55	$0.48	$0.42	$1.55	$1.27
DILUTED EARNINGS PER SHARE	$0.55	$0.48	$0.42	$1.55	$1.27

WEIGHTED AVERAGE SHARES OUTSTANDING	22,968,047	22,968,178	22,929,864	22,958,977	22,922,724
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	22,968,047	22,968,178	22,929,864	22,958,977	22,922,724

GERMAN AMERICAN BANCORP, INC.
(unaudited, dollars in thousands except per share data)

		Three Months Ended			Nine Months Ended
		September 30,	June 30,	September 30,	September 30,	September 30,
		2018	2018	2017	2018	2017
EARNINGS PERFORMANCE RATIOS
	Annualized Return on Average Assets	1.52%	1.38%	1.27%	1.47%	1.30%
	Annualized Return on Average Equity	13.47%	12.15%	10.78%	12.88%	11.16%
	Net Interest Margin	3.76%	3.77%	3.70%	3.72%	3.78%
	Efficiency Ratio (1)	56.48%	58.63%	57.34%	57.43%	56.36%
	Net Overhead Expense to Average Earning Assets (2)	1.63%	1.71%	1.63%	1.62%	1.61%

ASSET QUALITY RATIOS
	Annualized Net Charge-offs to Average Loans	0.01%	0.01%	0.05%	0.10%	0.04%
	Allowance for Loan Losses to Period End Loans	0.69%	0.67%	0.73%
	Non-performing Assets to Period End Assets	0.26%	0.28%	0.33%
	Non-performing Loans to Period End Loans	0.36%	0.41%	0.46%
	Loans 30-89 Days Past Due to Period End Loans	0.65%	0.52%	0.48%

SELECTED BALANCE SHEET & OTHER FINANCIAL DATA
	Average Assets	$3,333,005	$3,226,091	$3,033,055	$3,227,466	$2,977,023
	Average Earning Assets	$3,095,195	$2,994,278	$2,820,750	$3,002,543	$2,769,758
	Average Total Loans	$2,318,657	$2,229,972	$2,058,453	$2,230,100	$2,015,245
	Average Demand Deposits	$636,989	$625,158	$572,204	$616,048	$563,679
	Average Interest Bearing Liabilities	$2,301,011	$2,217,198	$2,077,218	$2,223,469	$2,044,112
	Average Equity	$375,255	$365,197	$358,299	$368,053	$347,057

	Period End Non-performing Assets (3)	$8,597	$9,527	$10,219
	Period End Non-performing Loans (4)	$8,497	$9,487	$9,651
	Period End Loans 30-89 Days Past Due (5)	$15,110	$12,146	$10,089

	Tax Equivalent Net Interest Income	$29,240	$28,142	$26,207	$83,643	$78,306
	Net Charge-offs during Period	$86	$43	$249	$1,713	$587

(1)	Efficiency Ratio is defined as Non-interest Expense divided by the sum of Net Interest Income, on a tax equivalent basis, and Non-interest Income.
(2)	Net Overhead Expense is defined as Total Non-interest Expense less Total Non-interest Income.
(3)	Non-performing assets are defined as Non-accrual Loans, Loans Past Due 90 days or more, Restructured Loans, and Other Real Estate Owned.
(4)	Non-performing loans are defined as Non-accrual Loans, Loans Past Due 90 days or more, and Restructured Loans.
(5)	Loans 30-89 days past due and still accruing.